SEVENTH AMENDMENT

TO

MORTGAGE LOAN WAREHOUSING AGREEMENT

THIS SEVENTH AMENDMENT TO MORTGAGE LOAN WAREHOUSING AGREEMENT (the "Amendment") is made and dated as of December 7, 2001 by and among FIRST MORTGAGE CORPORATION, a California corporation (the "Company"), the Lenders currently party to the Credit Agreement referred to below, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

RECITALS

A. Pursuant to that certain Mortgage Loan Warehousing Agreement dated as of July 22, 1999 among the Company, the Lenders and the Administrative Agent (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

B. The parties hereto have agreed to amend the Credit Agreement in certain respects, as set forth more particularly below.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Delivery of Required Documents. To reflect the agreement of the parties hereto to increase the number of days a Mortgage Loan may be included in the Warehouse Borrowing Base prior to the delivery of the Required Documents related thereto, effective as of the Effective Date (as defined in Paragraph 3 below):

(a) Subparagraph (n) of the term "Eligible Mortgage Loan" set forth in the Glossary to the Credit Agreement is hereby amended by deleting the phrase "three (3) calendar days" set forth therein and replacing the same with the phrase "five (5) Business Days".

(b) The form of Collateral Confirmation Agreement attached to the Credit Agreement as Exhibit L is hereby amended in its entirety and replaced with the form of Collateral Confirmation Agreement set forth on Replacement Exhibit L attached hereto.

2. Reaffirmation of Loan Documents. The Company hereby affirms and agrees that: (a) other than as expressly set forth herein, the execution and delivery by the Company of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Lenders under the Credit Agreement and the other Loan Documents or any other document or instrument made or given by the Company in connection therewith, (b) the term "Obligations" as used in the Loan Documents include, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby, and (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written.

3. Effective Date. This Amendment shall be effective as of the date (the "Effective Date") that there shall have been delivered to the Administrative Agent:

(a) A copy of this Amendment, duly executed by the parties hereto.

(b) Such corporate resolutions, incumbency certificates and other authorizations from the Company as the Lenders may reasonably request.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

5. Representations and Warranties. The Company hereby represents and warrants to the Lenders, the Administrative Agent and the Collateral Agent as follows:

(a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) At and as of the date of execution hereof and both prior to and after giving effect to this Amendment: (1) the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are accurate and complete in all respects, and (2) there has not occurred an Event of Default or Potential Default (other than any Event of Default expressly waived hereby).

[Signature page following]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

FIRST MORTGAGE CORPORATION

By

Name

Title

BANK OF AMERICA, N.A., as the Administrative Agent and a Lender

By

Name

Title

UNITED CALIFORNIA BANK, as a Lender

By

Name

Title

NATIONAL CITY BANK OF KENTUCKY, as a Lender

By

Name

Title

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By

Name

Title

REPLACEMENT EXHIBIT L

FORM OF

COLLATERAL CONFIRMATION AGREEMENT

FIRST MORTGAGE CORPORATION, a California corporation (the "Company"), hereby notifies NATIONAL CITY BANK OF KENTUCKY, as collateral agent (in such capacity, the "Collateral Agent") under that certain Security and Collateral Agency Agreement dated as of July 22, 1999, among the Company, the Collateral Agent (as successor to the initial collateral agent thereunder, United California Bank, formerly known as Sanwa Bank California), and the Administrative Agent (as amended, extended or replaced from time to time, the "Security Agreement," and with capitalized terms not otherwise defined herein used with the same meaning as in the Security Agreement) that those Mortgage Loans described on the Mortgage Loan Schedule (in the form of Exhibit 3 to the Security Agreement) attached hereto (or as described on computer readable tape containing the information listed on said Mortgage Loan Schedule) (constituting ____ by number of Mortgage Loans) have (as indicated on said Mortgage Loan Schedule or on said computer tape) been closed and funded by the Company.

Pursuant to the terms of the Security Agreement and acknowledging and agreeing that "new value," as that term is used in Section 9312(e) of the California Uniform Commercial Code, has been given in reliance hereon, the Company confirms that the Administrative Agent for the benefit of the Secured Parties has been granted a first priority perfected security interest in and lien upon said Mortgage Loans, that the Required Documents relating thereto are being transmitted to Collateral Agent and that such Required Documents will be in the possession of Collateral Agent within five (5) Business Days from the date hereof.

Dated: __________________

FIRST MORTGAGE CORPORATION

By:

Name:

Title: